UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 31, 2024
DZS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
5700 Tennyson Parkway, Suite 400
Plano, TX 75024
(Address of Principal Executive Offices, Including Zip Code)
(469) 327-1531
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Loan Agreement
On May 31, 2024, DZS Inc., as borrower (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) with EdgeCo, LLC (“EdgeCo”), as lender. Pursuant to the Loan Agreement, the Company received a three-year term loan in an aggregate principal amount equal to $15,000,000 (the “Loan”). The principal amount of the Loan is payable on May 31, 2027 and bears interest at a fixed rate of 13.0% per annum. Interest is payable monthly in arrears. If the Loan is prepaid prior to the 18-month anniversary of funding, the Company will owe a prepayment fee equal to 18 months’ interest minus the amount of interest actually paid prior to such prepayment. The Loan is secured by certain assets of the Company. A portion of the proceeds from the Loan were used to fund the purchase price for the Acquisition (as defined below), with the remaining proceeds to be used for operating capital for the Target (as defined below).
The Loan Agreement contains various covenants that limit the ability of the Company (and in certain cases, certain of its subsidiaries) to, among other things, enter into any merger or consolidation, incur indebtedness, incur liens, make dividends or stock repurchases, and acquire any businesses (other than a similar business to that of the Company).
The Loan Agreement contains events of default that are customary for loans of this type. If an event of default occurs under the Loan Agreement, EdgeCo will be entitled to accelerate and call the unpaid principal balance of the Loan and all accrued interest and to take various actions against the collateral, including by exercising its right to acquire or sell the collateral to satisfy any obligations under the outstanding indebtedness.
The Loan Agreement also includes preemptive rights that allow EdgeCo to exercise a right of first refusal in the event the Company decides to seek additional debt financing of up to $15 million for additional operating capital or to offer for sale additional unregistered shares of its common stock, par value $0.001 per share (the “Common Stock”), before December 31, 2028.
In connection with the Loan Agreement, the Company also entered into (i) a Warrant Agreement (the “Warrant Agreement”), dated as of May 31, 2024, by and between the Company and EdgeCo that issued a warrant to EdgeCo to subscribe for 6,100,000 shares of Common Stock at an exercise price of $0.9095 per share, which represents 85% of the closing price of the Common Stock on NASDAQ on April 18, 2024, and (ii) an Amended and Restated Registration Rights Agreement (the “EdgeCo A&R Registration Rights Agreement”), dated as of May 31, 2024, by and between the Company and EdgeCo that provides EdgeCo customary demand and piggyback registration rights for, in the aggregate, the 12,200,000 shares of Common Stock underlying that certain Warrant Agreement, dated as of December 29, 2023, by and between the Company and EdgeCo, and the Warrant Agreement, in the event the warrants are exercised. The warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued pursuant to the private placement exemption from registration thereunder provided by Section 4(a)(2) of the Securities Act.
The foregoing description of each of the Loan Agreement, the Warrant Agreement and the EdgeCo A&R Registration Rights Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Loan Agreement, the Warrant Agreement and the EdgeCo A&R Registration Rights Agreement, which agreements are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K (this “Current Report”) and are each incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On June 1, 2024, the Company consummated the previously disclosed acquisition (the “Acquisition”) contemplated by the Share Purchase Agreement, dated as of May 3, 2024 (the “Share Purchase Agreement”), between the Company and Casa Communications Holdings Pty Ltd (Administrators Appointed) ACN 632 732 659, a private limited company registered in New South Wales, Australia (“Casa”). Pursuant to the Share Purchase Agreement, Casa sold to the Company all of the issued and outstanding share capital of Netcomm Wireless Pty Ltd (Administrators Appointed) ACN 002 490 986, a private limited company registered in New South Wales, Australia (the “Target Company”), for a purchase price of $7,000,000, subject to certain adjustments.
The foregoing description of the Share Purchase Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Share Purchase Agreement, which agreement is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference.
This summary of the principal terms of the Share Purchase Agreement and the copy of the Share Purchase Agreement filed as Exhibit 2.1 have been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Target Company, Casa or any of their respective subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties contained in the Share Purchase Agreement are qualified by information in confidential disclosure schedules provided by the parties in connection with the signing of the Share Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Share Purchase Agreement. Moreover, the representations, warranties and covenants in the Share Purchase Agreement were made as of specific dates, were made solely for the Share Purchase Agreement and for the purposes of allocating risk between the parties to the Share Purchase Agreement, rather than establishing matters as facts, are solely for the benefit of such parties, may be subject to qualifications or limitations agreed upon by such parties and may be subject to standards of materiality applicable to such parties that differ from those generally applicable to investors and reports and documents filed with the Securities and Exchange Commission (the “SEC”). Accordingly, investors are not third-party beneficiaries under the Share Purchase Agreement and the representations, warranties and covenants in the Share Purchase Agreement, and any descriptions thereof, should not be relied on as characterizations of the actual state of facts or circumstances of the Company, the Target Company, Casa or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of such representations, warranties and covenants may change after the date of the Share Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.
Item 3.02 Unregistered Sales of Equity Securities.
The information provided in Item 1.01 of this Current Report regarding the Warrant Agreement is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
The Company issued a press release on June 3, 2024 disclosing the transactions described above. A copy of that press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, are deemed to be “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act, unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

2.1*
Share Purchase Agreement, dated as of May 3, 2024, by and between DZS Inc. and Casa Communications Holdings Pty Ltd. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of DZS Inc. filed on May 6, 2024).

10.1*	Loan Agreement, dated as of May 31, 2024, by and between EdgeCo, LLC and DZS Inc.
10.2	Warrant Agreement, dated as of May 31, 2024, by and between EdgeCo, LLC and DZS Inc.
10.3	Amended and Restated Registration Rights Agreement, dated as of May 31, 2024, by and between EdgeCo, LLC and DZS Inc.
99.1	Press Release issued on June 3, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2024	DZS Inc.

	By:	/s/ Misty Kawecki
Misty Kawecki
Chief Financial Officer